                                                                   EXHIBIT 10.17

                                                                  Execution Copy

                          COPYRIGHT LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "AGREEMENT"), effective as of _______ on the 4th day of September 1997, by and between Southern Foods Group, L.P., a Delaware limited partnership (hereinafter called "SFG"), and Milk Products, LLC, a Delaware limited liability company (hereinafter called "MILK PRODUCTS").

         WHEREAS, SFG has obtained ownership of the copyrights listed on Schedule A (the "COPYRIGHTS");

         WHEREAS, Milk Products desires to use the Copyrights in connection with packaging and advertisement (the "ADVERTISEMENTS") of various milk and dairy products (the "PRODUCTS");

         WHEREAS, Milk Products will obtain financing pursuant to the terms of that certain Credit Agreement of even date herewith among Milk Products, Bank of America National Trust and Savings Association, as Agent and Letter of Credit Issuing Bank and other financial institutions party thereto (such Credit Agreement, together with any amendments thereto and renewals, extensions, and replacements thereof the "MILK PRODUCTS CREDIT AGREEMENT") and SFG will obtain financing pursuant to the terms of that certain Credit Agreement of even date herewith among Licensee, SFG, the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent (such Credit Agreement, together with any amendments thereto and renewals, extensions, and replacements thereof the "SFG CREDIT AGREEMENT");

         WHEREAS, in accordance with terms of the Milk Products Credit Agreement, Milk Products executed that certain Security Agreement between Milk Products and Bank of America National Trust and Savings Association, as Agent (in such capacity "BOFA AGENT"), to secure the Secured Bank Obligations as defined in the Security Agreement with a security interest in, among other things, all of the inventory of Milk Products;

         WHEREAS, in accordance with terms of the SFG Credit Agreement, SFG executed that certain Security Agreement between SFG and The Chase Manhattan, as Collateral Agent (in such capacity the "COLLATERAL AGENT"), to secure the Obligations as defined in the Security Agreement with a security interest in, among other things, all of the inventory of SFG;

         WHEREAS, BofA Agent and the Collateral Agent are hereafter collectively referred to as "SECURED PARTIES";

         WHEREAS, Secured Parties require that each license entered into by SFG or Milk Products provide each Secured Party with a limited right to sell any and all finished goods_inventory on hand including materials covered by the Copyrights;


COPYRIGHT LICENSE AGREEMENT - Page 1

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

         1.      GRANT OF LICENSE

         Subject to the terms and conditions of this Agreement, SFG hereby grants to Milk Products a non-exclusive, royalty-free license to copy and distribute materials covered by the Copyrights.

         Subject to the term and conditions of this Agreement, Milk Products hereby assigns to BofA Agent the right to dispose of any and all finished goods inventory on hand of Products including any materials covered by the Copyrights, provided that BofA Agent is otherwise exercising its rights pursuant to Section ___ of the Security Agreement with respect to such inventory.

         2.      OWNERSHIP OF COPYRIGHTS

         Milk Products acknowledges the ownership of the Copyrights by SFG and agrees that it will do nothing inconsistent with such ownership.

         3.      INFRINGEMENT PROCEEDINGS

         Milk Products agrees to notify SFG of any unauthorized materials infringing the Copyrights as it comes to Milk Products' attention. In the event SFG fails to take action regarding any unauthorized products which infringe the Patent, Milk Products shall have the right to take such action, including the right to bring infringement proceedings.

         4.      INDEMNIFICATION BY MILK PRODUCTS

         Milk Products hereby indemnifies and undertakes to defend and hold SFG harmless from and against any and all claims, suits, losses, damages, fines, penalties, and/or expenses including, but not limited to, attorney's fees arising out of or based upon:

         (a) Milk Products' or its manufacturing agents' use of the Copyrights in Advertisements; or

         (b) Any breach by Milk Products or its manufacturing agents of their obligations under this Agreement; or

         (c) Any proceeding brought by any person, governmental agency or consumer group in connection with the Advertisements or Products prepared, sold or distributed by Milk Products or its manufacturing agents which incorporate materials covered by the Copyrights; or

         (d) Any violation of any applicable law or any regulation or civil claims relating to the manufacture, processing, sale, distribution, promotion or advertising of Products which





COPYRIGHT LICENSE AGREEMENT - Page 2
incorporate materials covered by the Copyrights unless attributable to SFG's breach of its obligations under this Agreement. SFG may participate in the defense of any such litigation.

         5.      RESPONSIBLE FOR ACTS OF MANUFACTURING AGENTS

         Milk Products shall be solely responsible for the acts and omissions of those with whom it or its manufacturing agents contract for any aspect of the processing, distribution, or sale of the Products or Advertisements which incorporate materials covered by the Copyrights.

         6.      MAINTENANCE OF INSURANCE

         In order to assure its ability to discharge its obligations to SFG, Milk Products agrees that it will maintain throughout the term of this Agreement at its expense, comprehensive general liability insurance, including product liability insurance and contractual liability coverage specifically endorsed to cover the indemnity provisions in this Agreement, from a carrier satisfactory to SFG, in a minimum amount of Five Million Dollars ($5,000,000) combined single limit for each single occurrence, for bodily injury and property damage which shall designate SFG as an additional insured therein. The policy shall provide for thirty (30) day prior written notice to SFG from the insurer in the event of any material modification, cancellation or termination. Milk Products shall deliver certificates of such insurance coverage to SFG prior to the sale and/or distribution of any Products or Advertisements which incorporate materials covered by the Copyrights.

         7.      TERM

         This Agreement shall continue in force for the life of the Copyrights.


         8.      RELATIONSHIP

         The relationship between SFG and Milk Products is that of licensor and licensee. Milk Products, its contractors, agents and employees shall under no circumstances be deemed agents, franchisees, representatives, employees or partners of SFG.

         9.      ASSIGNMENT AND SUBLICENSING

         Milk Products shall have the right to assign this Agreement, in whole or in part, for the benefit of a creditor pursuant to the requirements of the Milk Products Credit Agreement. Milk Products shall not have the right to sublicense the Copyrights without the prior written approval of SFG. Notwithstanding anything contained in this Agreement to the contrary, the provisions of this section shall not apply to (a) Milk Products sale of equity interests in Milk Products to third parties or (b) any change in the control or ownership of Milk Products.





COPYRIGHT LICENSE AGREEMENT - Page 3

         10.     INTERPRETATION OF AGREEMENT

         It is agreed that this Agreement shall be interpreted according to the laws of the State of Texas, United States of America.

         11.     COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together constitute one and the same instrument.


               [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]





COPYRIGHT LICENSE AGREEMENT - Page 4

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


SOUTHERN FOODS GROUP, L.P.

BY SFG MANAGEMENT LIMITED LIABILITY
COMPANY, ITS GENERAL PARTNER


By:      /s/ PATRICK K. FORD
         -------------------------------------
         Patrick K. Ford, Assistant Secretary




MILK PRODUCTS, LLC


By:      /s/ ALLEN A. MEYER
         -------------------------------------
         Allen A. Meyer, President





COPYRIGHT LICENSE AGREEMENT - Page 5

                                   SCHEDULE A


---------------------------------------------------------------------------------------------------------
 TITLE OF WORK                                         REGISTRATION #             TYPE OF MERCHANDISE
---------------------------------------------------------------------------------------------------------
 "Borden's Dutch Chocolate Drink"                      KK 90978                   Milk
---------------------------------------------------------------------------------------------------------
 "A wonderful new treat from Borden's! - Borden's      KK 115873                  Milk
 Dutch chocolate flavored drink - the finest
 imported dutch cocoa gives it the most wonderful
 chocolate flavor! - It's rich with real milk
 nourishment!"
---------------------------------------------------------------------------------------------------------
 "Borden's Golden Vanilla Ice Cream! *** Brings        KK 192302                  Ice Cream
 Back *** Memories"
---------------------------------------------------------------------------------------------------------





COPYRIGHT LICENSE AGREEMENT - Page 6